UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 23, 2006
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
1.01	Entry Into a Material Definitive Agreement
8.01	Other Events
9.01	Financial Statements and Exhibits

2.

Item 1.01           Entry Into a Material Definitive Agreement

          On October 23, 2006, Nord Resources Corporation (“Nord Resources”) entered into an agreement and plan of merger (the “Merger Agreement”) with Platinum Diversified Mining, Inc. (“Platinum”), Platinum Diversified Mining USA, Inc. (“Platinum USA”) and PDM Merger Corp. (“Merger Sub”). Merger Sub is a wholly-owned subsidiary of Platinum USA, which in turn is a wholly-owned subsidiary of Platinum.

          The Merger Agreement contemplates that Nord Resources will be acquired by Platinum in an all cash merger transaction. The Merger will be subject to the approval of the stockholders of each of Nord Resources and Platinum. Nord Resources has agreed to call a special meeting of its stockholders for the purpose of approving the Merger and the Merger Agreement. Additional information regarding this meeting of stockholders will be included in a proxy statement to be filed by Nord Resources with the Securities and Exchange Commission (the “SEC”). Nord Resources and Platinum have agreed to use their reasonable best efforts to complete the Merger as early as possible. If the Merger is not completed by February 15, 2007, either party can terminate the Merger Agreement. The Merger has been approved by a special committee of independent directors of Nord Resources who considered a fairness opinion of an independent financial advisor in reaching their determination.

The Merger Agreement

          The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Nord Resources, with Nord Resources continuing as the surviving corporation and a wholly-owned subsidiary of Platinum (the “Merger”).

          The aggregate merger consideration to be paid by Platinum and Platinum USA on closing will be calculated in accordance with the Merger Agreement based on the following formula:

  the amount of $60,000,000; less

  a holdback amount of $3,000,000; less

  an advance fund of $250,000 to an entity that will act as stockholder representative in connection with the holdback; less certain liabilities of Nord Resources as of the effective time of the Merger, including liabilities on account of Nord’s corporate debt, certain deferred payments on account of salaries, consultant fees and severance payments and transaction expenses associated with the Merger that PDM has not agreed to reimburse; plus the amount of Nord’s cash on closing, plus

  certain expenses for which PDM has agreed to reimburse Nord, including expenses associated with completing the Merger, subject to specified limits, and expenses associated with the maintenance of Nord’s interest in the Coyote Springs property.

          The amount of liabilities and cash as of the effective time of the Merger will be based on a balance sheet of Nord Resources to be delivered by Nord Resources to PDM prior to closing.

3.

          At the effective time of the Merger, each share of Nord’s capital stock outstanding immediately prior to the effective time of the Merger (including any shares of common stock issued prior to the effective time upon the exercise of options or warrants), other than shares held by dissenting holders who properly exercise appraisal rights under Delaware law, will be automatically converted into:

  the right to receive an amount in cash on closing based on the aggregate merger consideration, without interest and less any applicable withholding taxes, determined in accordance with the Merger Agreement, which is referred to as the “per share merger consideration”; and

  a contingent right to receive a pro rata share of the amount remaining, if any, of (i) the $3,000,000 holdback amount after the expiry of a six month holdback period, plus (ii) any remaining amount of the $250,000 advance to the stockholder representative, which is referred to as the “per share net holdback consideration”.

          Nord Resources estimates that the per share merger consideration will equal $1.20 per share. Nord Resources estimates that the per share net holdback consideration will equal $0.07 per share, prior to deduction of fees and expenses associated with the escrow arrangement for the holdback, if there are no claims for damages made against the holdback amount.

          The holdback amount of $3,000,000 will be held in trust for a holdback period of six months. The funds will be held in trust by American Stock Transfer & Trust Company, the paying agent under the Merger Agreement, pursuant to an escrow agreement to be executed upon consummation of the Merger. During the holdback period, the holdback amount may be used to indemnify, defend and hold harmless Platinum, Platinum USA and the surviving corporation of the Merger from and against any and all damages arising from (i) inaccuracies in the disclosure schedule attached to the Merger Agreement, (ii) inaccuracies in the closing balance sheet, (iii) breaches by Nord Resources of certain of its representations and warranties set forth in the Merger Agreement, (iv) costs and expenses connected with the cancellation or termination of certain out-of-the-money stock options, and (v) costs and expenses connected with the termination of Nord’s 401(k) plan. The holdback amount will be used to satisfy any claims for damages made by Platinum, Platinum USA and the surviving corporation during the holdback period. Decisions regarding claims for damages on behalf of the security holders will be made by a stockholder representative. The security holders of Nord Resources will be entitled to receive all of the holdback not used to satisfy claims for damages made by Platinum, Platinum USA and the surviving corporation during the holdback period, less fees, costs and expenses of the transfer agent. Payment of the per share net holdback consideration will be made upon expiry of the holdback period or upon resolution of all claims for damages, if there are any claims for damages outstanding when the holdback period expires.

          Platinum has paid a deposit of $500,000 upon signing of the Merger Agreement. The deposit is held in trust by American Stock Transfer & Trust Company pursuant to a deposit escrow agreement that was executed concurrent with the signing of the Merger Agreement. The foregoing description of the deposit escrow agreement does not purport to be complete and is qualified in its entirety by reference to the deposit escrow agreement, which is filed as an exhibit to this current report on Form 8-K, and is incorporated in its entirety into this current report on Form 8-K by reference.

          Platinum has not agreed to assume any of Nord Resources’ stock option plans or agreements or its share purchase warrants. Nord Resources has agreed to use its best efforts to obtain the consent of each holder of options and warrants to purchase shares of Nord’s common stock such that each option and warrant may be cancelled or terminated immediately prior to the effective time of the Merger in consideration for:

4.

  the right to receive a cash payment upon consummation of the Merger, without interest, equal to (i) the excess, if any, of (A) the per share merger consideration over (B) the per share exercise price of the option or warrant, multiplied by (ii) the number of shares of common stock subject to the option or warrant immediately prior to the effective time, and a contingent right to receive a portion of the holdback in an amount equal to (i) the amount of the per share net holdback consideration, multiplied by (ii) the number of shares of common stock subject to the option or warrant immediately prior to the effective time.

           Nord Resources has made representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to carry on its business in the ordinary course and in substantially the same manner as previously conducted during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to cause a stockholder meeting to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement, (iv) subject to certain exceptions, for its board of directors to recommend adoption by its stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement, (v) not to solicit proposals relating to alternative business combination transactions, and (vi) subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions.

          Consummation of the Merger is subject to satisfaction or waiver (if applicable) of a number of conditions, including:

  the Merger Agreement and the Merger shall have been adopted by (i) a majority of the stockholders of Nord Resources, and (ii) a majority of stockholders who attend and are entitled to vote at the stockholders’ meeting, exclusive of the shares held by Ronald A. Hirsch and Stephen Seymour; and

  the Merger Agreement and the Merger will have been approved and adopted by the shareholders of Platinum by a resolution passed by 80% or more of the Platinum shares voted at such general meeting. In addition, it is a condition of the Merger Agreement that shareholders of Platinum, exclusive of the founding shareholders of Platinum, holding 20% or more of the issued shares of Platinum shall not have voted against approving the Merger Agreement and the Merger.

          In addition, each party’s obligation to consummate the Merger is subject to the accuracy of the representations and warranties of the other party and material compliance of the other party with its covenants.

          In certain circumstances, either party may be obligated to pay a $2 million termination fee to the other party.

          The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated in its entirety into this current report on Form 8-K by reference. We encourage you to read the Merger Agreement in its entirety.

Voting Agreements

          Ronald A. Hirsch, chairman of Nord Resources, and Steven Seymour, a director of Nord Resources, have each entered into voting agreements with Platinum USA whereby they have agreed to vote their shares in favor of the Merger. These shares represent approximately twenty six percent (26%)

5.

of Nord Resources’ currently outstanding shares. The foregoing description of the voting agreements does not purport to be complete and is qualified in its entirety by reference to the voting agreements, which are filed as exhibits to this current report on Form 8-K, and are incorporated in their entirety into this current report on Form 8-K by reference.

Platinum Diversified Mining, Inc. (or Platinum)

          Platinum Diversified Mining, Inc. is a special purpose acquisition corporation organized under the laws of the Cayman Islands on January 12, 2006. It was formed with the purpose of effecting one or more business combinations with unidentified operating businesses in the metals and mining industries. Platinum’s stated investment strategy is to invest in the mining industry by acquiring producing assets and/ or developing assets with near term production.

          Platinum was admitted to the AIM stock market on March 14, 2006 following the completion of a public flotation of units comprised of common shares and share purchase warrants from which it derived net proceeds of $77.9 million. The net proceeds from the public flotation are currently held in a trust account that is governed by an investment management trust agreement entered into between Platinum and American Stock Transfer & Trust Company. If the Merger is consummated, the trust funds will be released to Platinum upon consummation of the merger, and a portion of such funds will be used to pay the merger consideration to the security holders of Nord Resources.

Item 8.01           Other Events

          A press release announcing the execution of the Merger Agreement was issued by Nord Resources on October 23, 2006. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

          Nord Resources has agreed to file a proxy statement in connection with the proposed Merger, which will be mailed to Nord Resources stockholders. Investors and Nord Resources’ stockholders are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the Merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed by Nord Resources with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Nord Resources by contacting Nord Resources directly at 1 West Wetmore Road, Suite 203, Tucson, Arizona 85705, Attention: John Perry, Senior Vice President, Chief Financial Officer, Secretary and Treasurer.

          Nord Resources and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. A description of any interests that Nord Resources’ officers and directors have in the Merger will be available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of Nord Resources common stock as of July 15, 2006 is also set forth in the Schedule 14A filed by Nord Resources on September 14, 2006 with the SEC with respect to Nord Resources’ 2006 annual stockholders meeting. These documents are available free of charge at the SEC’s web site at www.sec.gov or by contacting Nord Resources directly at 1 West Wetmore Road, Suite 203, Tucson, Arizona 85705, Attention: John Perry, Senior Vice President, Chief Financial Officer, Secretary and Treasurer.

6.

Item 9.01           Financial Statements and Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger dated October 23, 2006 by and among Nord Resources Corporation, Platinum Diversified Mining, Inc., Platinum Diversified Mining USA, Inc. and PDM Merger Corp.
10.1	Voting Agreement dated October 23, 2006 among Nord Resources Corp., Platinum Diversified Mining USA, Inc. and Ronald A. Hirsch
10.2	Voting Agreement dated October 23, 2006 among Nord Resources Corp., Platinum Diversified Mining USA, Inc. and Stephen Seymour
10.3	Deposit Escrow Agreement dated October 23, 2006 among Nord Resources Corp., Platinum Diversified Mining USA, Inc. and American Stock Transfer & Trust Company
99.1	Press release issued by Nord Resources Corporation on October 23, 2006.
99.2	Press release issued by Nord Resources Corporation on October 24, 2006.

7.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

By:
DATE: October 24, 2006		/s/ Ron Hirsch
Ron Hirsch
Chairman

8.

EXHIBIT LIST

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger dated October 23, 2006 by and among Nord Resources Corporation, Platinum Diversified Mining, Inc., Platinum Diversified Mining USA, Inc. and PDM Merger Corp.
10.1	Voting Agreement dated October 23, 2006 among Nord Resources Corp., Platinum Diversified Mining USA, Inc. and Ronald A. Hirsch
10.2	Voting Agreement dated October 23, 2006 among Nord Resources Corp., Platinum Diversified Mining USA, Inc. and Stephen Seymour
10.3	Deposit Escrow Agreement dated October 23, 2006 among Nord Resources Corp., Platinum Diversified Mining USA, Inc. and American Stock Transfer & Trust Company
99.1	Press release issued by Nord Resources Corporation on October 23, 2006.
99.2	Press release issued by Nord Resources Corporation on October 24, 2006.

9.